Exhibit 10(j)(2)



                       QUAKER OFFICERS SEVERANCE PROGRAM
          (As Amended and Restated Effective as of September 1, 1996)

      1. EFFECTIVE DATE AND PURPOSE. The Quaker Officers Severance Program (the "Program") is established and maintained by The Quaker Oats Company ("Quaker"), effective as of September 1, 1996, and is an amendment and restatement of the Program as adopted by Quaker's Board of Directors (the "Board") on March 8, 1989. The purpose of the Program is to promote the interests of Quaker, its divisions and subsidiaries (the "Company"), and its shareholders, by attracting and retaining officers of the Company through assurances of continued compensation and benefits when their employment with the Company is terminated due to certain circumstances beyond their control.

     2.   ADMINISTRATION.

           (a) The Program shall be administered by the Severance Program Committee (the "Committee"), which shall initially consist of Quaker's Senior Vice President-Human Resources, Vice President-Human Resources Worldwide Beverages and Vice President - Human Resources Quaker Foods. The Chief Executive Officer of Quaker shall have the authority to expand or reduce the number of Committee members, and to designate, remove or replace the Committee members.

           (b) The Committee shall have the sole responsibility for the administration of the Program, and may adopt such rules and procedures as it deems necessary, desirable, or appropriate.

           (c) The Committee shall have such powers as may be necessary to discharge its responsibility to administer the Program, including but not limited to the following:

               (1) To construe and interpret the Program, decide all questions of eligibility, and determine the amount, manner and time of any severance benefit hereunder.

               (2) To prescribe procedures for employees to apply for Program benefits, including written applications and forms, if any, and other requests for information. If no procedures are prescribed, then the Company or the Committee may initiate consideration of a claim for severance benefits, or any employee may initiate a claim by providing notice, in writing, to designated Committee members. The Committee may reasonably rely upon all information furnished to it in such applications, forms or notices.

               (3) To receive from the Company such information as shall be necessary for the proper administration of the Program. The
               Committee may reasonably rely upon all such information so furnished.


               (4) To appoint individuals to assist in the administration of the Program as the Committee deems necessary, including but not limited to, Company employees, agents, attorneys, and accountants. The Committee may reasonably rely upon all information and advice furnished by such individuals.

               (5) To receive, review, and maintain, as it deems appropriate, benefit payment and administrative expense reports.

               (6) To issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the Program provisions.

               (7)  To prepare and distribute to Company employees, information
               describing   the  Program  in  such  manner  as  the   Committee
               determines to be required or appropriate.

           (d) The Committee shall make all determinations as to the right of any person to a benefit under the Program. Any denial by the Committee of the claim for benefits under the Program by an employee shall be stated in writing by the Committee and delivered or mailed to the employee; and such notice shall set forth the specific reasons for the denial. In addition, the Committee shall afford a reasonable opportunity to any employee whose claim for benefits has been denied for a review of the decision denying the claim.

           (e) The Committee shall be indemnified by Quaker to the full extent allowed by law. This indemnity shall extend to all individuals appointed to assist in the administration of the Program, as described in subparagraph (c)
(4) above.

     3.   ELIGIBILITY.

          (a) An officer (as defined below) is eligible for severance benefits under the Program (determined in accordance with paragraph 4) if his employment with the Company is terminated under any of the following conditions:

               (1) At any time, termination of employment with the Company, other than death, physical or mental incapacity, voluntary resignation, retirement, gross misconduct, or due to the sale, spin-off or other disposition of a plant, profit center, division or subsidiary of Quaker as an ongoing entity if the affected employee is hired by, or is offered continued employment by, the successor or purchasing entity.

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               (2)   Notwithstanding anything in subparagraph (1) above to  the contrary, within two years following a Change in Control of Quaker (as defined below), any termination of employment with the Company, in lieu of officer accepting continued employment with the Company which involves a significant change in the officer's terms and conditions of employment (as defined below). A "significant change in the officer's terms and conditions of employment" shall be deemed to have occurred when during such two year period:

                         (I) the total of the officer's salary and incentive bonus is to be reduced, based upon the amounts equal to the officer's salary immediately prior to the Change in Control of Quaker, and the most recent incentive bonus paid or fully accrued and payable to the employee immediately prior to the Change in Control of Quaker;

                         (II) the location of continued employment if beyond a 30-mile radius of the officer's location of employment immediately prior to the Change in Control of Quaker;

                         (III) the  officer is to be paid on  an  hourly basis;

                         (IV) there is a significant change in the nature or scope of any of the authorities and powers, which the officer may exercise or is exercising, and duties and functions which the officer may perform or is performing immediately prior to the Change in Control of Quaker; or

                         (V) a reasonable determination by the officer that, as a result of the Change in Control of Quaker, his position is significantly affected so that he is unable to exercise any authorities and powers, or perform any duties and functions described in subparagraph (IV) above.

               (3) "Change in Control of Quaker" shall be deemed to have occurred if:

                         (I) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Quaker, any trustee or other fiduciary holding securities under an employee benefit plan of Quaker, or any company owned, directly or indirectly, by the stockholders of Quaker in substantially the same proportions as their ownership of stock of Quaker), is or becomes the "beneficial

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                         owner"  (as  defined in Rule 13d-3 under the  Exchange
                         Act), directly or indirectly, of securities of Quaker representing 30% or more of the combined voting power
                         of   Quaker's   then  outstanding  voting  securities;
                         provided, however, that this paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Board, entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

                         (II) during any period of 24 consecutive months (not including any period prior to September 11, 1996), individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with Quaker to effect a transaction described in subparagraph (I), (III) (B) or (IV)) whose election by the Board, or whose nomination for election by Quaker's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

                         (III) the stockholders of Quaker approve (A) a plan of complete liquidation of Quaker or (B) the sale or disposition by Quaker of all or substantially all of Quaker's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (IV) (A) or
                         (IV) (B); or

                         (IV) the stockholders of Quaker approve a merger or consolidation of Quaker with any other company other than:

                              (A) such a merger or consolidation which would result in the voting securities of Quaker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of Quaker's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

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                              (B)   such a merger or consolidation which  would
                              result in the directors of Quaker who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

                          In this subparagraph (IV), "surviving entity" shall mean only an entity in which all of Quaker's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of Quaker who were directors immediately prior thereto" shall include only individuals who were directors of Quaker at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with Quaker to effect a transaction described in subparagraph (I), (III) (B),
                          (IV) (A) or (IV) (B)) whose election by the Board, or whose nomination for election by Quaker's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

           (b) An "officer" shall mean any employee of the Company who is a Chief Executive Officer, President or Vice President (including Senior and Executive Vice Presidents) of Quaker, and any other Company employees designated by the Committee as an officer for purposes of the Program. Prior to a Change in Control of Quaker an officer shall be considered eligible under the Program for so long as he holds such office while the Program is in effect. After a Change in Control of Quaker, an officer shall always be considered eligible under the Program.

     4.   SEVERANCE BENEFITS.

           (a) An eligible officer pursuant to paragraph 3(b) will be provided the following severance benefits:

                         (1) Compensation - Payment to an officer shall be made in the form of a single lump sum, or equal monthly installments over the Severance Period (as defined below), at the Committee's sole discretion. The total amount payable in either form shall equal:
                         (I) the officer's current annualized salary at the time of termination (or, if greater, the officer's annualized salary in effect immediately prior to a Change in Control of Quaker), plus (II) the average of the officer's two most recent years' fully paid

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                         management  incentive  bonuses (or  if  greater,  such
                         bonuses paid prior to a Change in Control of Quaker); and the officer's severance period shall be the one
                         year   period  commencing  with  the  date   following
                         termination of employment (the "Severance Period"). The single sum payment shall be made, or the monthly installments shall commence, at the officer's usual payroll date next following his date of termination.

                         (2) Welfare Benefits - During the officer's Severance Period the officer shall be entitled to continued eligibility for health, medical, dental, life insurance, and accidental death and dismemberment benefits equivalent to those to which he was entitled prior to his termination of employment (regardless of the form of compensation benefit to be provided under subparagraph (1)). The officer shall not be required to contribute more than the normal cost (including those attributable to changes in levels of benefits) for such benefits as existed immediately prior to his termination of employment. The Severance Period for purposes of this subparagraph (2) shall not be applied to reduce the benefit extension period required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or any amendment thereto.

                 (b) All benefits to be paid or provided pursuant to subparagraph 4(a) shall be in addition to, and shall not be reduced by, any other benefits payable or provided by separate agreement with the officer, or plan or arrangement of the Company, except as follows. If an officer is also eligible for severance benefits to be paid and provided pursuant to the Quaker Salaried Employees Compensation and Benefits Protection Plan (the "Plan"), the greater amount or longer severance period with respect to compensation and welfare benefits, respectively, shall be provided in accordance with and pursuant to the terms of the Plan or Program as the case may be. In no event will an officer be entitled to duplicative benefits under the Plan and the Program.

                (c) Any severance benefits payable under the Program to an officer who dies prior to full payment of such benefits shall be paid to the officer's estate.

                (d) Notwithstanding any other provision of the Program, severance benefits furnished hereunder shall be subject to the following terms and conditions:

                         (1) If the making of severance benefit payments pursuant to subparagraph 4(a) would subject the officer to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or would result in the Company's loss of a federal income tax deduction for those payments (either of these consequences is referred to individually herein as a

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                         "Tax  Penalty"), then such severance benefit  payments
                         shall be reduced to the extent necessary to avoid  the
                         imposition   of  such  Tax  Penalty.   The   preceding
                         sentence  shall  not apply if such  officer:   (I)  is
                         entitled to a tax reimbursement for such Tax Penalty under any other agreement, plan or program of the
                         Company,   (II)  may disclaim any portion  of  or  all
                         benefits payable under this or any other agreement, plan or program of the Company in order to avoid such Tax Penalty.

                         (2) If the officer and the Company shall disagree as to whether the furnishing of a benefit under the
                         Program would result in the imposition of a Tax Penalty, the matter shall be resolved by an opinion of counsel chosen by the employee and reasonably satisfactory to the Company. The Company shall pay the fees and expenses of such counsel, and shall make available to counsel such information as may be reasonably necessary to prepare the opinion.

      5. NONASSIGNMENT. No benefits payable under the Program shall be subject in any manner to assignment, anticipation, alienation, sale, transfer, pledge, encumbrance, or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contract, liabilities, engagements, or torts of any officer. If any officer shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any amount or benefit payable under the plan, then the Committee in its discretion may hold or apply such benefit or any part thereof to or for the benefit of such officer or his beneficiary, his spouse, children, blood relatives, or other dependents, in such manner and in such proportions as the administrator may consider proper.

      6. AMENDMENT AND TERMINATION. Quaker, by action of its Board, or the Compensation Committee thereof, shall have the right to amend or terminate this Program; provided, however, that no such amendment shall alter, modify, or rescind coverage or benefits under the Program; and in no event shall the Program be amended or terminated during the five-year period following a Change in Control of Quaker in a manner which would reduce payments or benefit extension periods.

      7. CONTINUED EMPLOYMENT. Neither the Program nor any of its provisions shall be construed as giving any officer of the Company a right to continue in the employ of the Company, or as a limitation of the Company's right to discharge any of its employees, with or without cause.

      8. SUCCESSORS. The Program shall be binding upon any successor of the Company whether by merger, consolidation, or sale of all or substantially all of the Company's assets.

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     9.   GOVERNING LAW.  The Program shall be construed and enforced according to the Employee Retirement Income Security Act of 1974 ("ERISA"), and the laws of the State of Illinois, other than its laws respecting choice of law, to the extent not preempted by ERISA.

           IN WITNESS WHEREOF, this Program is executed by a duly authorized officer of Quaker.

                                        THE QUAKER OATS COMPANY


October 14, 1996                        By:  /s/Douglas J. Ralston
                                        Its Senior Vice President



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